UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Name of Small Business Issuer in Its Charter)

6712

(Primary Standard Industrial Classification Code Number)

Virginia	828 Main St. Lynchburg, VA 24504 (434) 846-2000	20-0500300
(State or Jurisdiction of Incorporation or Organization)	(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)	(I.R.S. Employer Identification No.)

Robert R. Chapman III, President

Bank of the James Financial Group, Inc.

828 Main St.

Lynchburg, VA 24504

(434) 846-2000

(Name, address and telephone number of agent for services)

Copy to:

Eric J. Sorenson, Jr., Esq.

S. Henry Creasy IV, Esq.

Edmunds & Williams, P.C.

828 Main St., 19th Floor

Lynchburg, VA 24504

(434) 455-9105

Post-Effective Amendment No. 1

Bank of the James Financial Group, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (the “Amendment”) to its Registration on Form SB-2 (File No. 333-137085) filed with the Securities and Exchange Commission on October 20, 2006 solely to deregister 3,554 shares of common stock, par value $2.14 per share, of the Company which were registered for sale under the registration statement and not sold prior to the closing of the offering of such common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lynchburg, Virginia on February 1, 2007.

Date: February 1, 2007	BANK OF THE JAMES FINANCIAL GROUP, INC.

/s/ J. Todd Scruggs
J. Todd Scruggs, Secretary-Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Capacity	Date

/s/ Robert R. Chapman III Robert R. Chapman III	President (Principal Executive Officer) and Director	February 1, 2007

/s/ J. Todd Scruggs J. Todd Scruggs	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 1, 2007

* Kenneth S. White	Chairman and Director	February 1, 2007

* Lewis C. Addison	Director	February 1, 2007

* William C. Bryant III	Director	February 1, 2007

* Donna Schewel Clark	Director	February 1, 2007

* Watt R. Foster, Jr.	Director	February 1, 2007

* Donald M. Giles	Director	February 1, 2007

* Augustus A. Petticolas, Jr.	Director	February 1, 2007

* Thomas W. Pettyjohn, Jr	Vice Chairman and Director	February 1, 2007

* Richard R. Zechini	Director	February 1, 2007

*	J. Todd Scruggs, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of this registration statement.

Dated: February 1, 2007	/s/ J. TODD SCRUGGS
J. Todd Scruggs